SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 30, 2004

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)	49221 (Zip Code)

Registrant’s telephone number,
including area code: (517) 265-5144

Item 7. Financial Statements and Exhibits.

        Exhibit

        99.1 Report to Shareholders dated July 30, 2004.

Item 12. Results of Operations and Financial Condition.

        On July 30, 2004, Pavilion Bancorp, Inc. sent a second quarter report to their shareholders. A copy of that report is attached as Exhibit 99.1.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2004	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

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EXHIBIT INDEX

99.1       Report to Shareholders dated July 30, 2004.

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EXHIBIT 99.1

Pavilion Bancorp, Inc.
Second Quarter Statement

July 30, 2004

Pavilion Bancorp, Inc.
World Class, Community Driven

135 East Maumee Street
Adrian, MI 49221
(517) 265-5144 or (800) 508-8346

www.pavilionbancorp.com
www.bankoflenawee.com
www.bankofwashtenaw.com

Second Quarter Statement

President’s Message

To Our Shareholders:

With economic forecasts indicating an inevitable rise in interest rates, we experienced an abrupt decrease in mortgage origination and refinancing activity during the second quarter of 2004. We ended the quarter with net income of $1,617,865 as compared to $1,707,782 at the end of the same period in 2003, a 5.27% percent decline. While we achieved a reduction in total expenses of 7.5 percent, we also had significantly less sold mortgage loan income, which impacted our earnings negatively.

However, this lull in the mortgage market has not slowed the progress of our key initiatives—including the launch of an investment and trust department at the Bank of Lenawee. The expansion of our investment brokerage capabilities creates new revenue potential in both established and new markets for our corporation. And, the planned addition of estate, trust, and financial planning services creates further earnings potential and the diversification of Bank of Lenawee into a true full-service financial entity.

The strength and momentum of Pavilion Bancorp Inc. continues to build, creating opportunity for our shareholders—as evidenced by the Board of Directors’ recent approval of a cash dividend of $.24 per share on the common stock payable July 30, 2004 to shareholders of record on July 16, 2004.

On behalf of the Board of Directors, Management and Staff, I thank you for your continued support. As we progress through 2004, our focus on creating shareholder value and a sustainable return on your investment remains true.

/s/ Douglas L. Kapnick

Douglas L. Kapnick
Chairman of the Board and
President and Chief Executive Officer

This letter contains certain forward-looking statements that involve risks and uncertainties. When used in this letter, the words “believe”, “expect”, or “anticipate” and similar expressions identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to, economic, competitive, governmental and technological factors affecting the company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter.

Pavilion Bancorp, Inc.

Second Quarter Statement

CONSOLIDATED BALANCE SHEET

	June
	2004	2003

Assets
Cash and due from banks	$11,113,046	$14,220,350
Federal funds sold	686,724	-

Total cash and cash equivalents	$11,799,770	$14,220,350

Market value of securities available for sale	24,935,029	22,575,431

Total loans	280,692,321	257,975,282
Loans held for sale	2,592,590	4,632,550
Deferred loan origination (fees) costs, net	(63,260)	(18,698)
Allowance for loan losses	(3,089,032)	(2,884,877)

Net loans	280,132,619	259,704,257

Premises and equipment, net	6,298,688	5,996,693
Accrued interest receivable	1,776,268	1,732,497
Other assets	4,598,496	4,172,123

Total assets	329,540,870	308,401,351

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest - bearing	56,332,864	52,265,761
Interest - bearing	211,732,983	208,056,826

Total deposits	268,065,847	260,322,587
Other borrowings	27,130,924	15,996,333
Accrued interest payable	321,576	435,812
Other liabilities	3,126,024	2,370,802

Total liabilities	298,644,371	279,125,534

Shareholders' equity
Common stock and paid-in capital, No par value:
3,000,000 shares authorized; shares issued and
outstanding 845,420 - 2004; 851,750 - 2003	16,515,440	12,798,421
Retained earnings	14,378,327	16,234,013
Unrealized gain (loss) on securities available for sale	2,732	243,383

Total shareholders' equity	30,896,499	29,275,817

Total liabilities and shareholders' equity	$329,540,870	$308,401,351

Second Quarter Statement

CONSOLIDATED STATEMENT OF INCOME

	Unaudited Six Months Ending June 30 (unaudited)
	2004	2003

Interest Income
Loans, including fees	$8,878,594	$8,786,063
Securities	466,934	528,149
Federal funds sold and other	16,099	35,962

Total interest income	9,361,627	9,350,174

Interest Expense
Deposits	1,684,617	2,064,917
Borrowed funds	346,797	311,882

Total interest expense	2,031,414	2,376,799

Net Interest Income	7,330,213	6,973,375
Provision for loan losses	151,500	435,000

Net Interest Income After
Provision For Loan Losses	7,178,713	6,538,375

Noninterest income
Service charges on deposit accounts	816,186	783,052
Gains on sales of loans	1,089,182	2,671,439
Other	191,506	41,127

Total other income	2,096,874	3,495,618

Noninterest expense
Salaries and employee benefits	3,943,459	4,488,607
Premises and equipment	1,138,160	1,118,324
Other	1,875,257	,917,674

Total other expenses	6,956,876	7,524,605

Income Before Income Taxes	2,318,711	2,509,388
Federal income tax expense	700,845	801,606

Net Income	$1,617,866	$1,707,782

Earnings per common share:	$ 1.91	$ 2.01

DIRECTORS:
Pavilion Bancorp, Inc.

Allan F. Brittain
Chairman of the Board
Bank of Lenawee

Fred R. Duncan
Retired

Edward J. Engle, Jr.
President
Rima Manufacturing Company

William R. Gentner
President
Gentner, Inc.

Douglas L. Kapnick
President
Kapnick and Company, Inc.

Dennis Pearsall
President and
Chief Executive Officer
ReMax Community Associates

Emory M. Schmidt
Vice President
Brazeway, Inc.

Terence R. Sheehan
Vice President and
Chief Financial Officer
Brazeway, Inc.

J. David Stutzman
General Manager
Raymond and Stutzman LLC

OFFICERS:
Pavilion Bancorp, Inc.

Douglas L. Kapnick
Chairman of the Board
President and Chief Executive Officer

Richard J. DeVries
Vice President

Mark Wolfe
Interim Chief Financial Officer

Pamela S. Fisher
Corporate Secretary